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                                                                    EXHIBIT 23.1



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 28, 1997 accompanying the consolidated financial statements of Blyth Industries, Inc. and Subsidiaries appearing in the 1997 Annual Report to Shareholders which is incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 1997, and our report dated March 28, 1997 accompanying the schedule included in the Annual Report on Form 10-K for the year ended January 31, 1997, which are incorporated by reference in this Form S-8 Registration Statement and Post-Effective Amendment No. 1 to Form S-8 Registration Statement. We consent to the use and the incorporation by reference into this Form S-8 Registration Statement and Post Effective Amendment No. 1 to Form S-8 Registration Statement of the aforementioned reports, and to the use of our name as it appears under the caption "Experts" in this Form S-8 Registration Statement and Post-Effective Amendment No. 1 to Form S-8 Registration Statement.

                                                  /s/ Grant Thornton LLP
                                                  GRANT THORNTON LLP

Chicago, Illinois
April 13, 1998